As filed with the Securities and Exchange Commission on November 26, 2008

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
_________________________

GENCO SHIPPING & TRADING LIMITED
(Exact name of registrant as specified in its charter)
(See table of additional registrants on following page)

        Republic of the Marshall Islands                                                                                                                                                     98-043-9758
            (State or other jurisdiction of                                                                                                                                               (I.R.S. Employer
           incorporation or organization)                                                                                                                                              Identification No.)
299 Park Avenue, 20th Floor
New York, New York 10171
(646) 443-8550
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
_________________________

John C. Wobensmith
Chief Financial Officer
299 Park Avenue, 20th Floor
New York, New York 10171
(646) 443-8550

(Name, address, including zip code, and telephone number, including area code, of agent for service)
_________________________

Copies To:

Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, New York 10036
Attention: Thomas E. Molner, Esq.
(212) 715-9100

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

                 Large accelerated filer ☒                     Accelerated filer ☐

         Non-accelerated filer ☐           Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/ Proposed maximum offering price per unit/ Proposed maximum offering price(1)	Amount of registration fee(2)
Debt Securities
Common Stock, par value $.01 per share
Preferred Stock
Rights
Warrants
Units

(1)   An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices.  Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities.

(2) In reliance on and in accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

GENCO SHIPPING & TRADING LIMITED

Debt Securities
Preferred Stock
Common Stock
Rights
Warrants
Units

We may offer and sell from time to time our securities in one or more classes or series and in amounts, at prices and on terms that we will determine at the times of the offerings.  In addition, selling securityholders to be named in a prospectus supplement may offer and sell from time to time such securities in such amounts as set forth in a prospectus supplement.  Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of such securities by any selling securityholders.

We will provide specific terms of any offering and the offered securities in supplements to this prospectus.  Any prospectus supplement may also add, update or change information contained in this prospectus.  You should read this prospectus and any prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus, carefully before you invest.  This prospectus may not be used to consummate sales of securities unless accompanied by the applicable prospectus supplement.

Our principal executive offices are located at 299 Park Avenue, 20th Floor, New York, New York 10171, and our telephone number is (646) 443-8550.

Our common stock is traded on the New York Stock Exchange, or NYSE, under the symbol “GNK.”  On November 25, 2008, the closing sale price of our common stock as reported by the NYSE was $8.30 per share.  Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

We or any selling securityholder may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.  These securities also may be resold by securityholders.  We will provide specific terms of any securities to be offered in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

Investing in our securities involves risks that are referenced in the “Risk Factors” section beginning on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this Prospectus is November 26, 2008.

TABLE OF CONTENTS

Page

ABOUT THIS PROSPECTUS	2

RISK FACTORS	2

FORWARD-LOOKING STATEMENTS	2

ABOUT GENCO	3

RATIOS OF EARNINGS TO FIXED CHARGES	3

USE OF PROCEEDS	3

DESCRIPTION OF SECURITIES	4

SELLING SECURITYHOLDERS	4

PLAN OF DISTRIBUTION	4

LEGAL MATTERS	4

EXPERTS	5

WHERE YOU CAN FIND MORE INFORMATION	5

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	5

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act.  Under the automatic shelf process, we may, from time to time, offer our debt securities, shares of preferred stock, shares of common stock, rights, warrants or units, or combinations thereof, in one or more offerings.   In addition, selling securityholders to be named in a prospectus supplement may offer, from time to time, such securities.  In this prospectus, we will refer to our debt securities, preferred stock and common stock collectively as the “securities.”  This prospectus provides you with a general description of the securities that we may offer and the shares of our common stock that selling securityholders may offer.  Each time that we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  The prospectus supplement also may add, update or change information contained in this prospectus.  You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”  We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement.  We are only offering these securities in states where the offer is permitted.

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus.  That registration statement can be read at the SEC’s web site or at the SEC’s offices referenced under the heading “Where You Can Find More Information.”

RISK FACTORS

You should carefully consider the specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement and under the caption “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, incorporated by reference herein, before making an investment decision. For more information see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

FORWARD-LOOKING STATEMENTS

We make statements in this prospectus and the documents incorporated by reference that are considered forward-looking statements under the federal securities laws.  Such forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to them.  The words “anticipate,” “believe,” “may,” “estimate,” “expect,” and similar expressions, and variations of such terms or the negative of such terms, are intended to identify such forward-looking statements.

All forward-looking statements are subject to certain risks, uncertainties and assumptions.  If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, our actual results, performance or achievements could differ materially from those expressed in, or implied by, any such forward-looking statements.  Important factors that could cause or contribute to such difference include those discussed under “Risk Factors” in this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2007 and our Form 10-Q for the quarterly period ended September 30, 2008, incorporated by reference into this prospectus.  You should not place undue reliance on such forward-looking statements, which speak only as of their dates.  We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  You should carefully consider the information set forth under the heading “Risk Factors.”

ABOUT GENCO

            We are a drybulk shipping company with a strong record of disciplined growth. We transport iron ore, coal, grain, steel products and other drybulk cargoes along worldwide shipping routes. Since our founding in 2004, we have grown our business by utilizing our operational advantages and seeking prudent opportunities to consolidate the drybulk shipping industry. With our fleet of high quality vessels, our balanced approach to vessel employment and our experienced management team, we believe we have a firm foundation for continued strong performance.

As of November 26, 2008, we own a fleet of 31 drybulk vessels consisting of five Capesize, eight Panamax, four Supramax, six Handymax and eight Handysize vessels, with an aggregate carrying capacity of approximately 2,226,500 dwt.  In July 2007, we agreed to purchase nine Capesize vessels from companies within the Metrostar Management Corporation group for a total of approximately $1.1 billion.  We have since taken delivery of five of these vessels, with the remaining vessels to be delivered through 2009.  After the expected delivery of four vessels we have agreed to acquire, we will own a fleet of 35 drybulk vessels, consisting of nine Capesize, eight Panamax, four Supramax, six Handymax and eight Handysize vessels, with an aggregate carrying capacity of approximately 2,909,000 dwt.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our unaudited historical ratios of earnings to fixed charges for the periods indicated below:

Nine Months Ended September 30,	Year Ended December 31,	Year Ended December 31,	Year Ended December 31,	For the Period September 27 through December 31,
2008	2007	2006	2005	2004
Ratio of earnings to fixed charges(1)……………… 5.87x	4.32x	7.33x	4.55x	4.75x

___________
(1) For the purpose of determining the ratio of earnings to fixed charges, earnings consist of net income plus fixed charges.  Fixed charges consist of interest expense on our credit facility, including unused commitment fees and amortization of expenses related to our credit facility.

As we have no preferred stock issued, a ratio of earnings to combined fixed charges and preferred dividends is not presented.

USE OF PROCEEDS

Unless we state otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities for general corporate purposes, including repayment or reduction of long-term and short-term debt, capital expenditures, working capital, and the financing of vessel purchase and other acquisitions and business combinations.  We may temporarily invest funds that we do not immediately require in marketable securities.  We will not receive any of the proceeds from the sale of shares of common stock by any selling securityholders.

DESCRIPTION OF SECURITIES

We may issue from time to time, in one or more offerings, the following securities:

  •  debt securities;

  •  shares of preferred stock;

  •  shares of common stock;

  •  rights;

  •  warrants; or

  •   units.

We will set forth in the applicable prospectus supplement a description of the debt securities, shares of preferred stock, shares of common stock, rights, warrants or units that may be offered under this prospectus.  The debt securities, preferred stock, warrants and rights may be convertible or exercisable or exchangeable for common or preferred stock or other securities of ours or debt or equity securities of one or more other entities.  The terms of the offering of securities, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, and other offering material, relating to such offering.

SELLING SECURITYHOLDERS

Because we are a well-known seasoned issuer, as defined in Rule 405 of the Securities Act of 1933, we may add secondary sales of our securities by any selling securityholders by filing a prospectus supplement with the SEC.  Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act which are incorporated by reference.

PLAN OF DISTRIBUTION

We will identify the specific plan of distribution for offered securities, including any underwriters, dealers, agents or direct purchasers and their compensation, in a prospectus supplement.

LEGAL MATTERS

Kramer Levin Naftalis & Frankel LLP, New York, New York, will provide us with opinions relating to certain matters in connection with offerings under this prospectus from time to time. Reeder & Simpson P.C. will provide us with opinions relating to matters concerning the law of the Republic of the Marshall Islands in connection with offerings under this prospectus.

EXPERTS

The financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K and the effectiveness of Genco Shipping & Trading Limited’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference.  Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC.  You may read and copy such material at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549-1004.  Please call the SEC at 1-800-SEC-0330 for more information on the operation of the Public Reference Room.  You can also find our SEC filings at the SEC’s web site at http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is an important part of this prospectus, and some information that we file later with the SEC will automatically update and supersede this information.  We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding such documents or portions thereof that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules and regulations):

•	Our Annual Report on Form 10-K for the year ended December 31, 2007;

•	Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2008, June 30, 2008 and September 30, 2008;

•
Our Current Reports on Form 8-K filed on May 21, 2008, May 22, 2008, June 16, 2008, June 23, 2008, July 17, 2008, September 8, 2008, September 25, 2008, November 4, 2008 and November 14, 2008 (excluding any information exhibits furnished under either Item 2.02 or Item 7.01 thereof).

•
The description of our common stock and the rights associated with our common stock contained in our Registration Statement on Form S-1, Registration No. 333-124718, and our Registration Statement on Form 8-A, File No. 001-33393, filed on April 3, 2007.

We filed a registration statement on Form S-3 to register with the SEC the securities described in this prospectus.  This prospectus is part of that registration statement.  As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC.  You may refer to the registration statement and the exhibits and schedules for more information about us and our securities.  The registration statement and exhibits and schedules are also available at the SEC’s Public Reference Room or through its web site.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Genco Shipping & Trading Limited
299 Park Avenue, 20th Floor
New York, New York  10171
(646) 443-8550
Attn: Investor Relations

You should rely only on the information contained or incorporated in this prospectus or any supplement.  We have not authorized anyone else to provide you with different information.  You should not rely on any other representations.  Our affairs may change after this prospectus or any supplement is distributed.  You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.  You should read all information supplementing this prospectus.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses (other than underwriting compensation), all of which will be paid by us, to be incurred in connection with the registration and sale of the securities:

Item	Amount

Securities and Exchange Commission Registration Fee	$ (1)
FINRA Fee	(2)
Legal Fees and Expenses	(2)
Printing Expenses	(2)
Accounting Fees and Expenses	(2)
Total	$

(1)  Deferred in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933.
                (2)  The amount of securities and number of offerings are indeterminable, and the expenses cannot be estimated at this time.

Item 15.  Indemnification of Directors and Officers

Our amended and restated bylaws generally provide that every director and officer of our company shall be indemnified out of our funds to the extent provided by Section 60 of the BCA.   The articles of incorporation of each of our ship-owning subsidiaries, which are incorporated in the Marshall Islands and therefore subject to the BCA, provide that the subsidiaries will indemnify each of their present and former directors and officers against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding to be liable for negligence or misconduct in performance of duty.   Section 60 of the BCA provides that Marshall Islands corporations may indemnify any of their directors or officers who are or are threatened to be a party to any legal action resulting from fulfilling their duties to the corporation, including serving at the request of the corporation as a director of another corporation, partnership, joint venture, trust, or other enterprise (such as a subsidiary) against reasonable expenses, judgments and fees (including attorneys' fees) incurred in connection with the legal action if the director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, will not create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful. However, no indemnification will be permitted in cases where it is determined that the director or officer was liable for negligence or misconduct in the performance of his duty to the corporation, unless the court in which the legal action was brought determines that the person is fairly and reasonably entitled to indemnity, and then only for the expenses that the court deems proper. A corporation is permitted to advance payment for expenses occurred in defense of an action if its board of directors decides to do so.

Genco Ship Management LLC (“GSM”), our management subsidiary, is a limited liability company organized under the laws of the State of Delaware.  Section 18-108 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”) provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any manager or member or other person from and against any and all claims and demands whatsoever.  Section 18-303 of the Delaware LLC Act provides generally that the debts, obligations and liabilities of a limited liability company shall be solely the debts, obligations and liabilities of the company, and no member or manager of the company shall be obligated personally for any such debt, obligation or liability solely by reason of being a member or acting as a manager of the company, unless such member or manager agrees under a limited liability company agreement or other agreement to be personally liable for any or all of the debts, obligations and liabilities of the company.  GSM’s operating agreement provides that GSM shall indemnify and hold harmless each manager and each officer of GSM from and against all costs, losses, liabilities, and damages paid or incurred by such manager or officer in connection with the business affairs of GSM except where such costs, losses, liabilities, and damages are attributable to the willful misconduct or gross negligence of such manager or officer.

Genco Investments LLC (“Genco Investments”), our investment subsidiary, is a limited liability company organized under the laws of the Republic of the Marshall Islands.  Section 8 of the Limited Liability Company Act of the Republic of the Marshall Islands (the “RMI LLC Act”) provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any manager or member or other person from and against any and all claims and demands whatsoever.  Section 20 of the RMI LLC Act provides generally that the debts, obligations and liabilities of a limited liability company shall be solely the debts, obligations and liabilities of the company, and no member or manager of the company shall be obligated personally for any such debt, obligation or liability solely by reason of being a member or acting as a manager of the company, unless such member or manager agrees under a limited liability company agreement or other agreement to be personally liable for any or all of the debts, obligations and liabilities of the company.  Genco Investments’ operating agreement provides that Genco Investments shall indemnify and hold harmless each officer of Genco Investments from and against all claims, costs, losses, liabilities, and damages paid or incurred by such officer in connection with the business affairs of Genco Investments except where such claims, costs, losses, liabilities, and damages are attributable to the willful misconduct or gross negligence of such officer.

In addition, Marshall Islands corporations may purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against him and incurred by him in his capacity as a director or officer whether or not the corporation would have the power to indemnify him against such liability under the provisions of the BCA. Similarly, Delaware and Marshall Islands limited liability companies may purchase and maintain insurance on behalf of managers, officers and other persons against any liability which may be asserted against, or expense which may be incurred by, any such persons in connection with activities of such limited liability companies.  We currently have liability insurance to provide our directors, officers and managers with insurance coverage for losses arising from claims based on breaches of duty, negligence, errors and other wrongful acts.

It is currently unclear as a matter of law what impact these provisions will have regarding securities law violations.  The Commission takes the position that indemnification of directors, officers and controlling persons against liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and therefore is unenforceable.

Item 16. Exhibits

1.1	Form(s) of Underwriting Agreement with respect to Debt Securities.*

1.2	Form of Underwriting Agreement with respect to Preferred Stock.*

1.3	Form of Underwriting Agreement with respect to Common Stock.*

4.1	Form of Indenture.*

4.2	Form(s) of Debt Securities.*

4.3	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the registrant’s Registration Statement on Form S−1 (Amendment No. 3) (No. 333−124718) filed on July 18, 2005).

4.4	Form of Shareholders’ Rights Agreement (incorporated by reference to Exhibit 4.2 to the registrant’s Registration Statement on Form S−1 (Amendment No. 3) (No. 333−124718) filed on July 18, 2005).

4.5	Certificate of Designation of Preferred Stock.*

4.6	Form of Preferred Stock Certificate.*

4.7	Form of Warrant Agreement (including form of warrant).*

4.8	Form of Unit Agreement (including form of unit certificate).*

5.1	Opinion of Reeder & Simpson P.C., Marshall Islands counsel to Genco, as to the legality of securities being registered.

5.2	Opinion of Kramer Levin Naftalis & Frankel LLP, U.S. counsel to Genco, as to the legality of securities being registered.

12.1	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Reeder & Simpson P.C. (included as part of Exhibit 5.1).

23.2	Consent of Kramer Levin Naftalis & Frankel LLP (included as part of Exhibit 5.2)

23.3	Consent of Deloitte & Touche LLP.

24.1	Power of attorney (included on signature page).

25.1	Statement of Eligibility of Trustee on Form T-1.*
 _______________________
*
To be filed, if necessary, by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities registered hereunder.

Item 17.  Undertakings

(a) Each undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  If any securities registered under this registration statement are to be offered to existing security holders pursuant to warrants or rights and any securities not taken by security holders are to be reoffered to the public, each undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof.  If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d) Each undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 26, 2008.

GENCO SHIPPING & TRADING LIMITED

By:  /s/ John C. Wobensmith
        John C. Wobensmith, Chief Financial Officer

POWER OF ATTORNEY

 Each person whose signature appears below constitutes and appoints, jointly and severally, Robert Gerald Buchanan and John C. Wobensmith, his true and lawful attorneys-in-fact and agents, each of whom may act alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to sign any related registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name                                         Title                            Date

/s/ Peter C. Georgiopoulos                                                                          Chairman of the Board and Director                       November 26, 2008
Peter C. Georgiopoulos

/s/ Robert Gerald Buchanan                                                President                                                                             November 26, 2008
Robert Gerald Buchanan                                                                                     (Principal Executive Officer)

/s/ John C. Wobensmith                                                             Chief Financial Officer, Secretary                                    November 26, 2008
John C. Wobensmith                                   and Treasurer (Principal Financial
                                                and Accounting Officer)

/s/ Stephen A. Kaplan                                                                                         Director                                                                                November 26, 2008
Stephen A. Kaplan

/s/ Nathaniel C.A. Kramer                                                                           Director                                                                                November 26, 2008
Nathaniel C.A. Kramer

/s/ Harry A. Perrin                                                                                        Director                                                                       November 26, 2008
Harry A. Perrin

/s/ Mark F. Polzin                                                                                          Director                                                                       November 26, 2008
Mark F. Polzin

/s/ Robert C. North                                                                                       Director                                                                       November 26, 2008
Rear Admiral Robert C. North,
USCG (ret.)

/s/ Basil G. Mavroleon                                                                                         Director                                                                       November 26, 2008
Basil G. Mavroleon

EXHIBIT INDEX

1.1	Form(s) of Underwriting Agreement with respect to Debt Securities.*

1.2	Form of Underwriting Agreement with respect to Preferred Stock.*

1.3	Form of Underwriting Agreement with respect to Common Stock.*

4.1	Form of Indenture.*

4.2	Form(s) of Debt Securities.*

4.3	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the registrant’s Registration Statement on Form S−1 (Amendment No. 3) (No. 333−124718) filed on July 18, 2005).

4.4	Form of Shareholders’ Rights Agreement (incorporated by reference to Exhibit 4.2 to the registrant’s Registration Statement on Form S−1 (Amendment No. 3) (No. 333−124718) filed on July 18, 2005).

4.5	Certificate of Designation of Preferred Stock.*

4.6	Form of Preferred Stock Certificate.*

4.7	Form of Warrant Agreement (including form of warrant).*

4.8	Form of Unit Agreement (including form of unit certificate).*

5.1	Opinion of Reeder & Simpson P.C., Marshall Islands counsel to Genco, as to the legality of securities being registered.

5.2	Opinion of Kramer Levin Naftalis & Frankel LLP, U.S. counsel to Genco, as to the legality of securities being registered.

12.1	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Reeder & Simpson P.C. (included as part of Exhibit 5.1).

23.2	Consent of Kramer Levin Naftalis & Frankel LLP (included as part of Exhibit 5.2)

23.3	Consent of Deloitte & Touche LLP.

24.1	Power of attorney (included on signature page).

25.1	Statement of Eligibility of Trustee on Form T-1.*
   ________________________
*
To be filed, if necessary, by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities registered hereunder.